Exhibit 99.1

Bret Sanders Joins The Joint Corp. Board of Directors

SCOTTSDALE, Ariz., April 15, 2015 – The Joint Corp. (NASDAQ: JYNT or the “company”), a national healthcare franchisor of chiropractic clinics, today announced that Bret Sanders will join the company’s board of directors, expanding the number of board members to seven.

Bret Sanders has served since 1992 as Director of Equity Trading at Sanders Morris Harris Inc., member FINRA/SIPC, a Houston based registered broker dealer and investment advisor. Prior to joining Sanders Morris Harris, Mr. Sanders was employed in the legal and investment consulting business, advising investment firms on regulatory and compliance issues.

Mr. Sanders is a founding member and has served for six years on the board of directors of R Bank Texas, a regional bank based in Round Rock and Austin, Texas, and is a member of the board of directors of The Sunshine Kids and HeartGift, two charitable organizations based in Houston. Mr. Sanders is also an owner and has served for 15 years as a member of the board of directors of Ryan Sanders Baseball, Inc., parent company of The Round Rock Express, Triple-A affiliate of Major League Baseball’s Texas Rangers. In addition, he is a former owner and board member of the Corpus Christi Hooks, Double-A affiliate of Major League Baseball’s Houston Astros. Mr. Sanders is a graduate of the University of Houston, with a Bachelor of Arts in Political Science.

“We are delighted that Bret is joining our board,” stated John B Richards, chief executive officer. “His diverse financial background and meaningful entrepreneurial experience will be especially valuable to The Joint Corp. at this stage in the company’s growth.”

About The Joint Corp.

Based in Scottsdale, Ariz., The Joint…the chiropractic place® is reinventing chiropractic care by making quality alternative healthcare affordable for patients seeking pain relief and ongoing wellness. Our membership plans and packages eliminate the need for insurance, and our no-appointment policy, convenient hours and locations make care more accessible. The Joint performs more than two million spinal adjustments a year across 250+ clinics nationwide. For more information, visit www.thejoint.com, follow us on Twitter @thejointchiro and find us on Facebook, YouTube and LinkedIn.

Forward-Looking Statements

This press release contains statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on our beliefs, assumptions and expectations of industry trends, our future financial and operating performance and our growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements and you should not place undue reliance on such statements. Factors that could contribute to these differences include, but are not limited to, our failure to develop or acquire corporate clinics as rapidly as we intend, our failure to profitably operate corporate clinics, and the factors described in “Risk Factors” in The Joint Corp.’s Registration Statement on Form S-1. Words such as "anticipates", "believes", "continues", "estimates", "expects", "goal", "objectives", "intends", "may", "opportunity", "plans", "potential", "near-term", "long-term", "projections", "assumptions", "projects", "guidance", "forecasts", "outlook", "target", "trends", "should", "could", "would", "will" and similar expressions are intended to identify such forward-looking statements. We qualify any forward-looking statements entirely by these cautionary factors. We assume no obligation to update or revise any forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

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Investor Contact:

Peter Vozzo

peter.vozzo@westwicke.com

443-213-0505

Media Contact:

Marcia Rhodes

mrhodes@acmarketingpr.com

480-664-8412, ext. 15

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